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                                                                     EXHIBIT 4.3

                              CERTIFICATE OF TRUST
                                       OF
                               R&G CAPITAL TRUST V

                  THIS Certificate of Trust of R&G Capital Trust V (the "Trust"), is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code,
Section 3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust formed hereby is R&G Capital Trust V.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                     WILMINGTON TRUST COMPANY, as trustee

                                     By: Kathleen A. Pedelini
                                         ---------------------------------------
                                     Name: Kathleen A. Pedelini
                                     Title: Financial Services Officer

                                     /s/ Victor J. Galan
                                     -------------------------------------------
                                     Name: Victor J. Galan

                                     /s/ Joseph R. Sandoval
                                     -------------------------------------------
                                     Name: Joseph R. Sandoval